Exhibit 4.5

Execution Version

SECOND SUPPLEMENTAL THIRD LIEN INDENTURE

SECOND SUPPLEMENTAL THIRD LIEN INDENTURE (this “Supplemental Indenture”), dated as of January 24, 2019, among Vantage Drilling International (f/k/a Offshore Group Investment Limited), a Cayman Islands exempted company (the “Company”), Rig Finance Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Guaranteeing Subsidiary”), a subsidiary of the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee and as Noteholder Collateral Agent under the Indenture referred to below (in such capacities, collectively, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of February 10, 2016, providing for the issuance of 1% / 12% Step-Up Senior Secured Third Lien Convertible Notes due 2030 (the “Notes”), as amended by the first supplemental indenture thereto, dated as of June 8, 2016 (the “First Supplemental Indenture,” and the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 (“Without Consent of Holders”) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof, and subject to the limitations therein.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COMPANY: VANTAGE DRILLING INTERNATIONAL, as the Company

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

GUARANTEEING SUBSIDIARY: RIG FINANCE LTD. as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Director

[Second Supplemental Indenture to Third Lien Indenture]

EXISTING GUARANTORS: DRAGONQUEST HOLDINGS COMPANY, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

EMERALD DRILLER COMPANY, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

P2021 RIG CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

P2020 RIG CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[First Supplemental Indenture to Third Lien Indenture]

PT. VANTAGE DRILLING COMPANY INDONESIA, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Commissioner

By:	/s/ Alisdair Henry Semple
Name:	Alisdair Henry Semple
Title:	Director

By:	/s/ Haji Setiantoro
Name:	Haji Setiantoro
Title:	Director

By:	/s/ Kenneth Howden
Name:	Kenneth Howden
Title:	President Director

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

SAPPHIRE DRILLER COMPANY, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DEEPWATER COMPANY, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DEEPWATER DRILLING, INC., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[First Supplemental Indenture to Third Lien Indenture]

VANTAGE DELAWARE HOLDINGS, LLC, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER I CO, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER II CO, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER III CO, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER IV CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER VI CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLING AFRICA, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[First Supplemental Indenture to Third Lien Indenture]

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., as Guarantor

By:	/s/ Kenneth Howden
Name:	Kenneth Howden
Title:	Director

By:	/s/ Mohammed Izad Bin Ariffin
Name:	Mohammed Izad Bin Ariffin
Title:	Director

VANTAGE DRILLING LABUAN I LTD., as Guarantor

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

VANTAGE DRILLING NETHERLANDS B.V., as Guarantor

By:	/s/ Linda J. Ibrahim
Name:	Linda J. Ibrahim
Title:	Managing Director A

By:	/s/ Paul Zwagerman
Name:	Paul Zwagerman
Title:	Managing Director B

VANTAGE DRILLER ROCO S.R.L., as Guarantor

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

VANTAGE ENERGY SERVICES, INC., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[First Supplemental Indenture to Third Lien Indenture]

VANTAGE HOLDING HUNGARY KFT., as Guarantor

By:	/s/ Linda J. Ibrahim
Name:	Linda J. Ibrahim
Title:	Managing Director

By:	/s/ Jeno Csaba Kleiber
Name:	Jeno Csaba Kleiber
Title:	Managing Director

VANTAGE HOLDINGS CYPRUS ODC LIMITED, as Guarantor

By:	/s/ Linda J. Ibrahim
Name:	Linda J. Ibrahim
Title:	Director

By:	/s/ Omnium Corporate and Trustee Services, Limited
Name:	Omnium Corporate and Trustee Services, Limited
Title:	Director

By:	/s/ Omnium Services, Limited
Name:	Omnium Services, Limited
Title:	Director

By:	/s/ Sansovino, Limited
Name:	Sansovino, Limited
Title:	Director

VANTAGE HOLDINGS MALAYSIA I CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE INTERNATIONAL MANAGEMENT CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[First Supplemental Indenture to Third Lien Indenture]

VANTAGE INTERNATIONAL MANAGEMENT COMPANY PTE. LTD., as Guarantor

By:	/s/ Thomas J. Cimino
Name:	Thomas J. Cimino
Title:	Director

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

By:	/s/ Kenneth Howden
Name:	Kenneth Howden
Title:	Director

By:	/s/ Derek Massie
Name:	Derek Massie
Title:	Director

By:	/s/ Howe Chong, Caleb Tey
Name:	Howe Chong, Caleb Tey
Title:	Director

[First Supplemental Indenture to Third Lien Indenture]

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Melissa F. Vachon
Name:	Melissa F. Vachon
Title:	Vice President

[First Supplemental Indenture to Third Lien Indenture]